Exhibit 99

Exhibit 99

Intersil/Xicor

Roadshow

March 2004

Disclaimer

Comments in this presentation other than statements of historical fact may constitute “forward looking statements” that are subject to risks and uncertainties.

For information identifying some of these risks and uncertainties, see Intersil and Xicor’s SEC filings as updated from time to time, found at http://www.sec.gov, or see Intersil’s Safe Harbor Forward Looking Statement disclaimer found at http://www.intersil.com/legal.asp.

Actual results may differ materially from those projected in the “forward looking statements”.

Additional Information And Where To Find It

Intersil Corporation intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement that will include a proxy statement/prospectus and other relevant documents in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF XICOR, INC. ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERSIL, XICOR AND THE PROPOSED MERGER. In addition to the registration statement to be filed by Intersil in connection with the proposed merger, and the proxy statement/prospectus to be mailed to the shareholders of Xicor in connection with the proposed merger, each of Intersil and Xicor file annual, quarterly and special reports, proxy statements, and other information with the SEC. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Intersil or Xicor with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. A free copy of the proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Intersil or Xicor with the SEC, may also be obtained from Intersil and Xicor. In addition, investors and security holders may access copies of the documents filed with the SEC by Intersil on Intersil’s website at www.intersil.com. Investors and security holders may obtain copies of the documents filed with the SEC by Xicor on Xicor’s website at www.xicor.com.

Intersil, Xicor and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Xicor’s shareholders with respect to the transactions contemplated by the proposed merger. Such individuals may have interests in the proposed merger, including as a result of holding options or shares of Xicor common stock. Investors and security holders may obtain more detailed information regarding the interests of such potential participants by reading the definitive proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Company Overviews

Designer and manufacturer of high-performance analog ICs

Year Founded: 1967

Headquarters: Milpitas, CA

Annual Revenue: $600M*

Key Product Families:

- Switching Regulators

- Laser Diode Drivers

- LCD TFT Buffers

- Op Amps

- Interface/Switches

Employees: 1,600

Designer of high performance analog mixed-signal products

Year Founded: 1978

Headquarters: Milpitas, CA

Annual Revenue: $55M*

Key Product Families:

- Digitally Controlled Potentiometers (DCP)

- Real Time Clocks

- Supervisory ICs

- Analog Front End (AFE)

- Voltage References

Employees: 126

* Estimated 3/10/04 based on sell-side consensus models

Transaction Summary

Transaction Structure: Stock-for-stock exchange and cash component

Consideration: 0.335 Intersil shares and $8.00 in cash per Xicor share

Election Feature: Shareholders may select all cash, stock or a combination

Accounting: Purchase Accounting

FD Ownership Split: 92% Intersil / 8% Xicor

Lou DiNardo: Executive VP of Standard Linear Products

Closing Conditions: Xicor Shareholder Vote & Regulatory Approvals

Estimated Closing Date: End Calendar Q2 2004

Strategic Rationale

Enhance portfolio of general purpose standard products

Add strong analog management team

Complementary product lines and focus areas

- Products align with Intersil’s current portfolio

- DCP market leader

- AFEs for flat panel displays

- Voltage references

Leverage Intersil’s channels, customers and sales force

Integration

- Minimal customer & employee disruption

- Located in Milpitas

- Fabless

Strengthening Competencies

Leadership Capability

Limited Capability

No Presence

Strategic Vision

A Premier High Performance Analog Company…

• Faster revenue growth than the industry

• Earnings expansion (profit velocity) greater than revenue growth

• Significant cash generation

• Leadership positions in high growth markets and analog product segments for tomorrow

Intersil Overview

Intersil Market Leadership

• # 1 in Optical Storage (Laser Diode Drivers)

• # 1 in Power Management (Switching Regulators)

• # 1 in Flat Panel Displays (Buffers)

• # 1 in DSL CO Line Drivers

• # 2 in High Performance Op Amps

• Many Analog opportunities emerging in new application spaces

Prospects for Continued Growth with Attractive Margins

Expanding Addressable Market

Market Opportunities ($B)

CD-RW

Video

Desktop Pwr Mgmt

Standard Analog

2000

Notebook Pwr Mgmt

LCDs

Combi-Drive

2001

DDR Memory

Graphics Cards

ACPI Super Combo-Drive

2002

DVD-R

Wi-Fi Regulators

Desknote Pwr Mgmt

2003

Handhelds

Battery Chargers

High Performance Op Amps

2004

Product Strategy


GPSPs
Amplifiers
Analog Switches
Buffers
Comm Interface
Comparators
Converters
DC:DC PWM
MOSFET Drivers
Multiphase Regulators
Focus Markets
High End Consumer
Computing
Communications
Industrial
Targeted ASSPs
Line Drivers, Transceivers, SLICs, Relays
CPU Core, DDR, Graphics
Laser Drivers, I:V Converters, Oscillators
Fuel Gauge, Battery Chargers, EL Drivers
Sync Separators, Mux, Faders
Broad Customer Base
Target Customer Base

11

intersil HIGH PERFORMANCE ANALOG

Strong Growth in Multiple Markets

Revenue

Q4, 2002

Consumer

Computing

Industrial

Comm

$110M

Q4, 2003

Consumer

Computing

Industrial

Comm

$136M

In 2003 Intersil Again Outgrew the Analog Market (ISIL 18% versus Analog 12%)

12 Excludes WLAN and Automotive for all periods

Multiple Growth Engines

High End Consumer

• DVD Recorders

• LCD Displays and Plasma TVs

• PDAs and Digital Still Cameras

Industrial

• Medical Imaging Switches

• Video / Multimedia Op Amps

• RS-485 Interface

Computing

• Servers and Desktops

• Graphics Cards

• Notebook PCs

Communications

• DSL and Cable Modems

• Smart Phones and Cell Phones

• Satellite Set-Top Boxes

A Portfolio of Industry Leading Products Targeting Fast Growing Markets

Intersil Achieves Strong, Consistent Growth…

Revenue* $M

*Note: Includes Elantec and excludes automotive for all periods

While Expanding Gross Margin…

as        % of Sales

CY’01

CY’02

CURRENT

62%

58%

MODEL

15 Note: Includes Elantec for all periods

Summary

Multiple growth drivers

High performance analog profit margins

Balanced product mix (ASSP vs GPSP)

Declining capital needs over time

Leadership positions in multiple end markets

Xicor Overview

Xicor Key Highlights

• Transition to analog complete

• Leadership positions in standard analog

– DCP

– Analog Front End

• Floating Gate Technology allows for differentiated analog applications

• Deep management team

• Rapid gross margin expansion

• Diversified end markets

Addressable Market > $1 Billion

Management Team

Yrs Title Background

Lou DiNardo 25 CEO & President

Todd Smathers 30 VP Operations

Steve Bakos 15 VP Sales

Davin Lee 12 VP Marketing Altera

John Sramek 25 VP Business Development EXAR

Carlos Laber 24 VP Eng. Linear Products

John Caruso 30 VP Eng. Signal Processing EXAR

Sandeep Agarwaal 15 VP Display Products Sage

Over 175 Years of High Performance Analog Experience

Xicor’s Transition To High Performance Analog

Analog Mixed Signal—% of Total Revenues

CY’00

CY’01

CY’02

CY’03

CY’04E

Gross Margin *

Q1’02

Q2’02

Q3’02

Q4’02

Q1’03

Q2’03

Q3’03

Q4’03

A Leader in High Performance Analog, Mixed-Signal Technology

* Proforma: Q1, Q2, Q3 02 exclude benefit from gain on fab sale; Q3 02 excludes benefit from royalty revenue.

Xicor Markets

High End Consumer

•Flat Panel/Digital Television

•DVD and CD R/W

•Digital Video

•Digital Still Camera

Computing

•Notebook PCs

•PDAs

High-end Consumer & Computing

Communications

Industrial

Communications

•Wired/Wireless

•Infrastructure/Devices

Industrial

•Avionic and Telemetry

•Test & Measurement

•Medical Electronics

•Military

Product Strategy

GPSPs

Converters

CPU Supervisors

Digital Potentiometers

Hot Swap

Power Sequencers

Real Time Clocks

Voltage References

Focus Markets

High End Consumer

Computing

Communications

Industrial

Targeted ASSPs

Analog Front Ends

Battery Management

Laser Diode Control

Broad Customer Base

Target Customer Base

Xicor’s General Purpose Portfolio

Market Opportunities ($B)

SAM: $800 million

Digital Potentiometers

Voltage Supervisory

Real Time Clocks

Voltage References

Sequencing Hot Swap

2004

Applications

• LCD Brightness

• Laser Diode Bias

• Power Amp Bias

• CPU Monitor

• Power Supply

• System Mgmt.

• Date/Time Stamp

• Event Storage

• System Mgmt.

• System Calibration

• Power Supply

• Data Conversion

• CPU Monitor

• Power Supply

• System Mgmt.

Customers

• NEC

• Motorola

• Siemens

• HP/Compaq

• NEC

• China

• Samsung

• China

• Cisco

• Fluke

• National Instruments

• Honeywell

• Cisco

• HP/Compaq

• Nortel

Xicor’s ASSP Portfolio

Market Opportunities ($B)

SAM: $200 million

Analog Front End

Smart Battery

2004

Applications

• LCD Monitors

• Digital Television

• LCD Projectors

• Lithium Ion Safety Circuit

• Lithium Ion Gas Gauge

• Lithium Ion Cell Balancing

Customers

• NEC

• LG

• Mitsubishi

• Samsung

• Viewsonic

• Samsung

• Motorola

• Varta

• Gallop Wire

• Battery Technologies

LCD Monitor Applications

Xicor Analog Front-End 140Mhz – 275Mhz

RED

GREEN

BLUE

Characteristics

• .18 micron standard digital CMOS

• Improved Bandwidth

• Improved Linearity

• Improved Jitter

• Defined Path for Integration

Summary

Multiple growth drivers

High performance analog profit margins

Strong relationships with leading partners and customers

Experienced senior management team

Solid business model and strong balance sheet

Xicor is Very Similar and Highly Complementary to Intersil

Value Proposition

The Combined Company

High Performance Analog Leader

- Approaching $600 million in combined annual sales*

- 57% combined gross margins*

- 18% of sales invested in R&D*

Enhanced Standard Analog Capabilities

- DCP leadership

- Analog front end

- Floating gate technology

World Class Analog Management Team

Expands Addressable Market by $1 Billion

28 * Based on the actual CY ‘03 Q4 reported figures for Intersil & Xicor

Financial Highlights

Anticipate no impact to CY04 earnings, accretive to CY05 earnings

Estimated annual cost synergies of $8 million

- Purchasing

- R&D rationalization

- SG&A redundancies

Accretion analysis does NOT include revenue synergies

Pro Forma cash of $750 million

No debt

Gross Margin Expansion

Top Tier

Mid-tier

Lower Tier

Gross Margin Percent – CY04E*

Linear 76%

Maxim 69%

Intersil (Model) 60%

ICS 60%

Semtech 59%

O2Micro 59%

Intersil 57%

Analog Devices 56%

National 56%

Silicon Labs 54%

Power Integrations 49%

Micrel 48%

Moving to the Top Tier of the Industry

30 * Estimated based on sell-side consensus models

Financial Model

Q4’03*	Model
Gross	Margin 57% 58-62%
R&D	(% of sales) 18% 17-18%
SG&A	(% of sales) 16% 14-15%
Operating	Income (% of sales) 23% 27-30%

Addition of Xicor will accelerate Intersil’s progress towards achieving the model

31 * Proforma for combined companies

Combined Balance Sheet

($            in Millions) December 2003

Cash & Marketable Securities* $ 752

Accounts Receivables $ 88

Inventory $ 87

Low Annual Cap-Ex Requirement Supports Positive Cash Flow Model

* Before transaction expenses and after $235 million to be paid to Xicor shareholders.

Integration

Integration Planning Already Underway

- Integration committee established

Identified Cost Synergies of approximately $8 million

- Operations rationalization

- Purchasing leverage

- Assembly and test

- SG&A

Revenue Synergies

- Access to Intersil channels

- Cross-selling opportunities

- Joint development

Expansion of Served Addressable Market

Xicor

Intersil

(Pre-Deal)

Intersil

(Post-Deal)

Expands Intersil’s SAM by $1 Billion

Summary of Benefits

Strategic Benefits

Strengthens general purpose standard product portfolio

Adds new growth engines with attractive gross margins

Expands market leadership positions

Deepens Intersil’s management team

Financial Benefits

Accretive to CY05 earnings

Potential for significant cost savings

Revenue synergies through channel leverage

Increases return on capital

Cash of $750 million and no debt